Exhibit 99.1

NEWS RELEASE

LivaNova Enters into Binding Letter of Intent to Sell its Cardiac

Rhythm Management Business Franchise to

MicroPort Scientific Corporation for $190 Million

London and Shanghai, Nov. 20, 2017 – LivaNova PLC (NASDAQ:LIVN) (“LivaNova”) and MicroPort Scientific Corporation (HK:00853) (“MicroPort”) today announced that the companies have entered into a binding Letter of Intent (“LOI”) for the sale of LivaNova’s Cardiac Rhythm Management (“CRM”) Business Franchise to MicroPort for $190 million in cash.

The CRM Business Franchise develops, manufactures and markets products for the diagnosis, treatment and management of heart rhythm disorders and heart failures. CRM products include high-voltage defibrillators, cardiac resynchronization therapy devices and low-voltage pacemakers. The CRM Business Franchise generated approximately $249 million in net sales in fiscal year 2016 and has approximately 900 employees with operations chiefly in Clamart, France; Saluggia, Italy; and Santo Domingo, Dominican Republic.

MicroPort is a leading medical device company, focused on innovating, manufacturing and marketing high-quality and high-end medical devices globally.

In 2014, LivaNova (formerly Sorin Group) and MicroPort founded a China-based joint venture called MicroPort Sorin CRM (Shanghai) Co., Ltd. (the “Joint Venture”), to market CRM devices, including implantable pacemakers, defibrillators and cardiac resynchronization devices in China. During the past four years, the Joint Venture has achieved many milestones in the development, manufacture and promotion of CRM products for the China market. In September 2017, the Joint Venture announced the China Food and Drug Administration approval of the Rega pacemaker family, the smallest sized pacemakers available on the Chinese market.

“The CRM Business Franchise is a global business and strong regional player with attractive assets, a robust pipeline and growth potential. Its strong position in Europe complements our leadership position in China and growing presence in the United States and Emerging Markets, enabling us to further strengthen each other’s worldwide reach. Meanwhile, with the commitment and dedication of its employees, combined with the precision and innovation of the technology portfolio of the CRM business, I am confident that MicroPort and the CRM business can grow together – faster, better and stronger – in the global arena,” said Dr. Zhaohua Chang, Chairman and Chief Executive Officer of MicroPort. “This combination represents a great opportunity to build upon our ongoing commitment and expertise to accelerate the development of new CRM products. We are committed to dedicating the focus and the necessary resources to fully leverage and maximize the business’ potential. We look forward to welcoming CRM’s talented employees to the MicroPort family.”

“This transaction represents a great outcome for LivaNova, our CRM Business Franchise and MicroPort,” said Damien McDonald, LivaNova’s Chief Executive Officer. “The sale will enable us to focus on LivaNova’s areas of strength and market leadership in our Cardiac Surgery and Neuromodulation businesses. With this divestiture, we are building the right foundation. We are focusing our portfolio on businesses that contribute to our growth and drive shareholder value. In addition to the implementation of other initiatives, completion of this milestone will allow LivaNova to improve margins, drive profitability and deliver on our commitments to shareholders. We will continue to take actions that strengthen our position as a focused med- tech innovator dedicated to improving the lives of patients around the world.”

McDonald continued, “We have worked with the team at MicroPort over the past four years as a joint venture partner in MicroPort Sorin Cardiac Rhythm Management Co. Ltd. and have a great deal of respect for their organization and commitment to innovative science. We believe that in MicroPort, our CRM Business Franchise has found the ideal home to reach its full potential. We expect that the acquisition of the business franchise by MicroPort, a leading global medical device company, will ensure continued growth and development for the business, opportunities for its employees and benefits for the physicians and patients who rely on these lifesaving products.”

LivaNova previously announced on Sept. 14 it was reviewing strategic options for the CRM Business Franchise, including a potential divestiture.

Transaction Terms, Closing and Financial Updates

LivaNova and MicroPort expect to enter into the definitive acquisition agreement contemplated by the LOI following completion of the notification and consultation process with CRM’s employee works councils as required by local laws. Completion of the transaction is subject to entry into the definitive acquisition agreement, receipt of relevant regulatory approvals, including fulfilling the requirements of the Hong Kong Stock Exchange’s Major Transaction requirements, and other customary closing conditions. The companies expect the transaction to close in the second quarter of 2018.

LivaNova anticipates it will recognize a material impairment primarily related to the intangible assets of its CRM Business Franchise during the fourth quarter of 2017 as a result of the commitment to undertake the proposed transaction. Beginning in the fourth quarter of 2017, LivaNova will present its results from continuing operations on a pro forma basis with the CRM Business Franchise presented as a discontinued operation. As a result, the Company expects full-year 2017 net sales from continuing operations will decrease by approximately 20 percent, adjusted operating margin from continuing operations will increase by approximately 200-300 basis points, and adjusted earnings per share from continuing operations will decrease by 5 to 10 percent, compared to previous guidance provided on November 2, 2017 at the Company’s third quarter earnings call. Additional financial details will be provided during the Company’s fourth quarter and full-year 2017 earnings call.

As closing of the proposed transaction will likely take place in second quarter 2018, MicroPort expects that the proposed transaction will have no impact to the company’s 2017 net profit. The proposed transaction will constitute a Major Transaction of MicroPort under the Listing Rules of the Hong Kong Stock Exchange. Accordingly, MicroPort has issued a Transaction Announcement with the HKSE contemporaneous with this press release and will issue to its shareholders a Transaction Circular with more detailed financial information of the proposed transaction by end of Q1 2018. In addition, MicroPort will provide additional financial details of the transaction during its 2017 earnings call anticipated to be held in April 2018.

Advisors

Barclays is serving as financial advisor to LivaNova and Latham & Watkins LLP is serving as legal counsel. Kirkland & Ellis LLP is serving as legal counsel to MicroPort.

About MicroPort

MicroPort Scientific Corporation (“MicroPort”) is a leading medical device company with business focusing on innovating, manufacturing, and marketing high-quality and high-end medical devices globally. With a diverse portfolio of products now being used at an average rate of one for every 15 seconds in thousands of major hospitals around the world, MicroPort maintains world-wide operations in a broad range of business segments including Cardiovascular, Orthopedic, Endovascular, Neurovascular, Electrophysiology, Surgical Management, Diabetes Care and Endocrinal Management, and others. MicroPort is committed to its vision of being a patient oriented global enterprise, improving and reshaping patient lives through application of innovative science and technology.

For more information, please refer to: www.microport.com.

About LivaNova

LivaNova PLC is a global medical technology company built on nearly five decades of experience and a relentless commitment to improve the lives of patients around the world. LivaNova’s advanced technologies and breakthrough treatments provide meaningful solutions for the benefit of patients, healthcare professionals and healthcare systems. Headquartered in London and with a presence in more than 100 countries worldwide, the company employs more than 4,500 employees. LivaNova operates as three business franchises: Cardiac Surgery, Neuromodulation and Cardiac Rhythm Management, with operating headquarters in Mirandola (Italy), Houston (U.S.A.) and Clamart (France), respectively.

For more information, please visit www.livanova.com.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the United States Securities Exchange Act of 1934, as amended. Forward-looking statements are not historical facts but are based on certain assumptions of management and describe LivaNova’s future plans, strategies and expectations. Forward-looking statements can generally be identified by the use of forward-looking terminology, including, but not limited to, “may,” “could,” “seek,” “guidance,” “predict,” “potential,” “likely,” “believe,” “will,” “expect,” “anticipate,” “estimate,” “plan,” “intend,” “forecast,” or variations of these terms and similar expressions, or the negative of these terms or similar expressions. Forward-looking statements contained in this press release are based on information presently available to LivaNova and assumptions that LivaNova believes to be reasonable, but are inherently uncertain. As a result, LivaNova’s actual results, performance or achievements may differ materially from those expressed or implied by these forward-looking statements, which are not guarantees of future performance or actions that may be taken by LivaNova and involve known and unknown risks, uncertainties and other factors that are, in some cases, beyond LivaNova’s control. Investors are cautioned that all such statements involve risks and uncertainties, including without limitation, statements concerning the intended sale of the CRM business franchise or the likelihood or timing of the contemplated transaction. Important factors that may cause actual results to differ include, but are not limited to: (i) the ability of LivaNova to successfully complete the sale of the CRM business franchise; (ii) failure to obtain applicable regulatory or other approvals in a timely manner or otherwise; (iii) failure to satisfy other conditions to the proposed transaction; (iv) the length of time necessary to consummate the proposed transaction, which may be longer than anticipated for various reasons; and (v) unexpected costs or liabilities that may arise from the sale of the CRM business franchise. The foregoing list of factors is not exhaustive. You should carefully consider the foregoing factors and the other risks and uncertainties that affect LivaNova’s business, including those described in the “Risk Factors” section of LivaNova’s Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed from time to time with the United States Securities and Exchange Commission. LivaNova does not give any assurance (1) that LivaNova will achieve its expectations, or (2) concerning any result or the timing thereof, in each case, with respect to any regulatory action, administrative proceedings, government investigations, litigation, warning letters, consent decree, cost reductions, business strategies, earnings or revenue trends or future financial results.

All information in this press release is as of the date of its release. LivaNova does not undertake or assume any obligation to update publicly any of the forward-looking statements in this press release to reflect actual results, new information or future events, changes in assumptions or changes in other factors affecting forward-looking statements, except to the extent required by applicable law. If we update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. We caution you not to place undue reliance on any forward-looking statements, which are made only as of the date of this press release.

LivaNova PLC Investor Relations and Media

Karen King, +1 (281) 228-7262

Vice President, Investor Relations & Corporate Communications

Deanna Wilke, +1 (281) 727-2764

Corporate External Communications Manager

Corporate.Communications@LivaNova.com

Media Contact (General)

Andy Brimmer / Sharon Stern / Ed Trissel

Joele Frank, Wilkinson Brimmer Katcher

+1 (212) 355-4449

LIVN-jf@joelefrank.com

Media Contact (France)

Alexis Volanov

Volanov

+33 6 16 58 31 10

alexis.volanov@volanov.com

Media Contact (Italy)

Luigi Norsa

Luigi Norsa & Associati S.r.L.

+39 335 710 47 51

luigi@luiginorsa.com

MicroPort

Leanne Li

+86 (21) 38954600

Board Secretary and Vice President of Corporate General Affairs

ir@microport.com

###